Exhibit 10.25

TAX SHARING AGREEMENT

This Tax Sharing Agreement (the “Agreement”), effective as of May 15, 2017, is entered into by and between T Acquisition, Inc., a Texas corporation and registered bank holding company (“T Acquisition”) and Tectonic Holdings, LLC, a Texas limited liability company (“Tectonic Holdings”), and the subsidiaries of Tectonic Holdings and T Acquisition (the “Subsidiaries”).

WHEREAS, Substantially the same shareholders of T Acquisition own an equal number of the issued and outstanding membership interests in Tectonic Holdings and indirectly own the interests in each subsidiary of Tectonic Holdings through its ownership of 100% of the membership interests in Tectonic Holdings; and

WHEREAS, T Acquisition, Tectonic Holdings, LLC and the Subsidiaries (the “Group”) file a combined tax return for Texas franchise tax purposes;

WHEREAS, each member of the Group desires to pay their appropriate individual share of Texas franchise tax liability and/or receive their appropriate individual shares of any tax benefits by them in filing of a combined Texas franchise tax return; and

NOW, THEREFORE, in consideration of the premises and the mutual promises and undertakings hereinafter provided, T Acquisition, Tectonic Holdings and the Subsidiaries hereby agree as follows:

1.	Combined Texas Franchise Tax Return. T Acquisition, Tectonic Holdings, and each of the Subsidiaries agree to join in the filing of a combined Texas franchise tax return for the year ended December 31, 2017, and for any subsequent taxable periods for which the Group is required to file such a return, or is permitted to file such a return, together with any additional members that may be included in the Group after the date of this agreement. Each member of the Group agrees to execute and file such consents, elections and other documents and to take all such other actions as may be necessary or appropriate to carry out the purpose of this Agreement. Any period for which a combined Texas franchise tax return is filed by T Acquisition pursuant to this Agreement is referred to in this Agreement as a “Combined Return Year.”

2.	Filing and Preparation of Future Returns. T Acquisition agrees that it will prepare and file in a timely manner all Texas franchise tax returns required to be filed on behalf of the Group and will pay the taxes shown to be due thereon.

3.	Year-End Taxes.

(a)
For the taxable year ended 2017 and every taxable year thereafter the parties shall cause to be prepared, in a form consistent with T Acquisition’s tax basis accounting rules, a computation of the Texas franchise tax liability for such year of each subsidiary as if each such subsidiary were reporting its income and expenses to the Texas Comptroller as a separate entity. The liability of T Acquisition, Tectonic Holdings, the Subsidiaries any other direct or indirect corporate subsidiary of T Acquisition or Tectonic Holdings that is treated as a member of the combined Group (each a “Group Member”) for Texas franchise taxes as established under this Agreement shall be computed in a manner consistent with the provisions of the Texas Tax Code and the Texas Administrative Code dealing with the Texas franchise tax.

(b)	Each Group Member (including Tectonic Holdings and each Subsidiary) shall pay to T Acquisition an amount equal to the Texas franchise tax liability computed under paragraph 3(a) above for that Group Member, reduced by the amount of any credits attributable to the assets or operations for that Group Member.

(c)	Payments required under paragraph 3(b) above shall be made on the date on which subsidiaries would have been required to make a final Texas franchise tax payment with respect to such year on the assumption that subsidiaries would have had Texas franchise tax liability for such year.

(d)	Notwithstanding anything to the contrary, to the extent that the provisions of paragraph 3 above conflict with the provisions of paragraphs 6 and 7, the provisions of paragraphs 6 and 7 shall control.

4.	Tax Adjustments. In the event of any adjustment to the combined Texas franchise tax returns which includes T Acquisition any Group Member as filed (whether by reason of an amended return, claim for refund, or an audit by the Texas Comptroller), the liability of T Acquisition and each Group Member included in such Texas franchise tax return under paragraph 3, shall be to give effect to any such adjustment as if it had been made as part of the original computation of Texas franchise tax liability, and any payment hereby required under paragraph 3, by the Group Members to T Acquisition or by T Acquisition to the Texas Comptroller, as the case may be, shall be made within a reasonable time after payments of additional Texas franchise tax liability are made or refunds of Texas franchise taxes paid are received.

5.	Deferred Tax Liabilities or Deferred Tax Assets. T Acquisition, Tectonic Holdings and the Subsidiaries agree that there will be no payment or other transfer between the entities of deferred tax liabilities or deferred tax assets between T Acquisition, Tectonic Holdings, the Subsidiaries or any the remaining Group Member.

6.	Intent and Interpretation. An intent of this Agreement is to provide an equitable allocation of the Texas franchise tax liability of the Group between T Acquisition, Tectonic Holdings, the Subsidiaries and any other Group Member, with no party hereto being responsible for (nor being permitted to make) any payments in excess of the amount which would be required if a member of the Group filed a Texas franchise tax return as a separate entity or any payments prior to the time such party would have been obligated to pay the Texas Comptroller had such member filed its Texas franchise tax return as a separate entity. An intent of this Agreement is also to comply with the Interagency Policy Statement on Income Tax Allocation in a Holding Company Structure (effective December 23, 1998, as revised from time to time) (the “Policy Statement”).

T ACQUISITION, TECTONIC HOLDINGS, THE SUBSIDIARIES AND ANY OTHER GROUP MEMBER ARE SUBJECT TO LEGAL AND REGULATORY REQUIREMENTS GOVERNING THE PAYMENT OF FEDERAL INCOME TAX LIABILITIES, AND NOTHING HEREIN SHALL BE CONSTRUED AS AUTHORIZING T ACQUISITION, TECTONIC HOLDINGS OR ANY OTHER GROUP MEMBER TO ACT OUTSIDE ITS AUTHORITY OR TO SATISFY EACH ENTITY’S FEDERAL INCOME TAX OBLIGATION IN A WAY THAT WOULD VIOLATE SUCH REQUIREMENTS. EACH OF T ACQUISITION, TECTONIC HOLDINGS AND EACH OTHER GROUP MEMBER AGREES TO ADVISE EACH OTHER OF APPLICABLE REQUIREMENTS AND RESTRICTIONS, INCLUDING REQUIRED AMENDMENTS TO THIS AGREEMENT THAT MAY BECOME NECESSARY FROM TIME TO TIME, AND TO COOPERATE WITH THE OTHER IN PERFORMING HEREUNDER SO AS NOT TO VIOLATE SUCH LEGAL AND REGULATORY REQUIREMENTS, INCLUDING WITHOUT LIMITATION, COMPLIANCE WITH ALL OF THE PROVISIONS OF SECTIONS 23A AND 23B OF THE FEDERAL RESERVE ACT, ALL REGULATIONS PROMULGATED THEREUNDER, AND THE POLICY STATEMENT. IF, FOR ANY REASON, ONE OR MORE OF THE PROVISIONS HEREIN IS NOT COMPLIED WITH OR REQUIRES AMENDMENT, THEN THE PARTIES HERETO AGREE TO NOTIFY THE OTHER OF SUCH NONCOMPLIANCE OR THE REQUISITE AMENDMENT AS SOON AS SUCH PARTY BECOMES AWARE OF SUCH CONDITION.

7.	Agency Relationship. The parties intend that T Acquisition shall be an agent for Tectonic Holdings and any Group Member with respect to all matters related to combined Texas franchise tax returns and refund claims, and nothing in this agreement shall be construed to alter or modify this agency relationship. If T Acquisition receives a Texas franchise tax refund from the Texas comptroller that is attributable to income earned, taxes paid or tax losses incurred by Tectonic Holdings or any other Group Member, those funds shall be deemed to be received by T Acquisition as agent for Tectonic Holdings or such other subsidiary, as applicable. Any such tax refund attributable to income earned, taxes paid, and losses incurred by Tectonic Holdings or any other Group Member is the property of and owned by Tectonic Holdings or such other Group Member, as applicable, and shall be held in trust by T Acquisition for the benefit of Tectonic Holdings or such other Group Member, as applicable. T Acquisition shall forward promptly the amounts held in trust to Tectonic Holdings or such other Group Member, as applicable. Nothing in this agreement is intended to be or should be construed to provide T Acquisition with an ownership interest in any tax refund that is attributable to income earned, taxes paid, and losses incurred by Tectonic Holdings or such other Group Member. T Acquisition hereby agrees that this tax sharing agreement does not give it an ownership interest in a tax refund generated by the tax attributes of Tectonic Holdings or such other Group Member.

Conversely, if Tectonic Holdings or another Group Member receives a tax refund from a tax authority that is attributable to income earned, taxes paid or tax losses incurred by T Acquisition as if T Acquisition had filed a Texas franchise tax return as a separate entity, such tax refund shall be deemed to be the property of and owned by T Acquisition, and Tectonic Holdings or the applicable Group Member shall forward promptly to T Acquisition such amounts in accordance with this Agreement. Nothing in this Agreement is intended to be or should be construed to provide Tectonic Holdings or any other Group Member with an ownership interest in any tax refund that is attributable to income earned, taxes paid or tax losses incurred by T Acquisition.

8.	Binding Effect. This Agreement shall be binding on and inure to the benefit of any successor, by merger, acquisition of assets or otherwise, to any of the parties thereto to the same extent as if such successor had been an original party to this Agreement.

9.	Amendment and Termination. This Agreement may be amended or terminated in whole or in part only by a written instrument signed by all of the parties hereto, including any corporation or other entity that becomes a party hereto after the date of this Agreement, but excluding any party that has ceased to be a member of the Group as of the date of such amendment or termination.

[Signature page follows]

IN WITNESS WHEREOF, the undersigned have executed this Agreement this 15th day of May, 2018.

T ACQUISITION, INC.		TECTONIC HOLDINGS, LLC
		By:	Tectonic Services, LLC
By:	/s/ Patrick Howard
	Its: Pres. & CEO	By:	/s/ A. Haag Sherman
Its: CEO
T BANCSHARES, INC.
Tectonic Advisors, LLC
By:	/s/ Patrick Howard
	Its: Pres. & CEO	By:	/s/ A. Haag Sherman
Its: CEO
T Bank, N.A
Sanders Morris Harris, LLC
By:	/s/ Patrick Howard
	Its: Pres. & CEO	By:	/s/ A. Haag Sherman
Its: Managing Director

Miller-Green Financial Services, LLC

		By:	/s/ A. Haag Sherman
Its: Managing Director

HWG Insurance Agency, LLC

		By:	/s/ A. Haag Sherman
Its: Managing Director